UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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FAMOUS DAVE’S OF AMERICA, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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FAMOUS DAVE’S OF AMERICA, INC.

12701 Whitewater Drive, Suite 200

Minnetonka, Minnesota 55343

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 1, 2012

TO THE SHAREHOLDERS OF FAMOUS DAVE’S OF AMERICA, INC.:

Please take notice that the annual meeting of shareholders of Famous Dave’s of America, Inc. (the “Annual Meeting”) will be held, pursuant to due call by the Board of Directors of the Company, at the Company’s office at 12701 Whitewater Drive, Minnetonka, Minnesota, on Tuesday, May 1, 2012, at 3:00 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect six directors;

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2012; and

3.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.

Pursuant to due action of the Board of Directors, shareholders of record on March 5, 2012 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 1, 2012.

The proxy statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended January 1, 2012, each of which is included with this Notice, are also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and Annual Report to Shareholders on the Internet, visit   www.famousdaves.com/proxymaterials.

By Order of the Board of Directors

Diana G. Purcel
Secretary

March 22, 2012

FAMOUS DAVE’S OF AMERICA, INC.

12701 Whitewater Drive, Suite 200

Minnetonka, Minnesota 55343

PROXY STATEMENT

Annual Meeting of Shareholders to be Held

May 1, 2012

VOTING AND REVOCATION OF PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Famous Dave’s of America, Inc. (periodically referred to herein as “Famous Dave’s” and the “Company”) to be used at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, May 1, 2012, at 3:00 p.m., at the Company’s office at 12701 Whitewater Drive, Minnetonka, Minnesota, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect six directors;

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2012; and

3.	To transact any other business as may properly come before the meeting or any adjournments thereof.

The approximate date on which this Proxy Statement and the accompanying proxy were first sent or provided to shareholders was March 22, 2012. Each shareholder who grants a proxy in the manner indicated in this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof. Presence at the Annual Meeting of a shareholder who has signed a proxy does not alone revoke that proxy.

PROXIES AND VOTING

Registered shareholders may vote in one of three ways: By completing and returning the enclosed proxy card via regular mail or by voting via the Internet or telephone. Specific instructions for using these methods are set forth on the enclosed proxy card. The Internet and telephone procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

The Board of Directors has set the close of business on March 5, 2012 as the “Record Date” for the Annual Meeting. Only holders of the Company’s common stock as of the Record Date, or their duly appointed proxies, are entitled to notice of and will be entitled to vote at the Annual Meeting or any adjournments thereof. On the

Record Date, there were 7,621,996 shares of the Company’s common stock outstanding. Each such share entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no direction is given by a shareholder, the shares will be voted as recommended by the Company’s Board of Directors. If any nominee for the Board of Directors should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. If a shareholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business as well as shares entitled to vote on that matter. On matters other than the election of directors, an action of the shareholders generally requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Accordingly, an abstention on any matter other than the election of directors will have the same effect as a vote against that matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the Annual Meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes generally do not have the same effect as a negative vote on the matter.

A shareholder giving a proxy may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Secretary of the Company, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has signed a proxy does not, alone, revoke that proxy; revocation must be announced by the shareholder at the time of the Annual Meeting.

Under Proposal One, directors will be elected by a plurality of shares of common stock of the Company present in person or represented by proxy at the Annual Meeting. Adoption of Proposal Two requires the affirmative vote of the holders of a majority of such shares. The Board of Directors unanimously recommends that you vote “FOR” the election of all nominees for the Board of Directors named in this Proxy Statement and “FOR” the ratification of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2012.

While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

NOTICE TO BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS:

New York Stock Exchange Rule 452 prohibits NYSE member organizations from giving a proxy to vote with respect to an election of directors (Proposal One) without receiving voting instructions from a beneficial owner. Because NYSE Rule 452 applies to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though the Company is not listed on the New York Stock Exchange. Therefore, brokers will not be entitled to vote shares at the Annual Meeting with respect to Proposal ONE without instructions by the beneficial owner of the shares. AS A RESULT, BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS ARE ADVISED THAT, IF THEY DO NOT TIMELY PROVIDE INSTRUCTIONS TO THEIR BROKER, THEIR SHARES WILL NOT BE VOTED IN CONNECTION WITH THIS PROPOSAL.

ELECTION OF DIRECTORS

(Proposal One)

Our Board of Directors currently consists of the following six (6) directors, each of whom has been nominated for re-election by our Board. If re-elected, each nominee has consented to serve as a director of the Company, to hold office until the next Annual Meeting, or until his or her successor is elected and shall have qualified.

The following paragraphs provide information as of the date of this Proxy Statement about each nominee. The information presented includes information each director has given us about his or her age, all positions he or she holds within the Company, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, each of our director nominees has experience in developing and overseeing businesses and implementing near term and long range strategic plans. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board. Although we don’t believe that share ownership qualifies any person to serve as a director of our Company, we believe that our Board’s ownership in the Company (collectively 7.21% beneficial ownership as of the Record Date) aligns our directors’ interests with those of our shareholders and drives our Board’s focus on maximizing shareholder value.

Name and Age of Director and Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

Christopher O’Donnell Age 52

Christopher O’Donnell currently serves as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors. Mr. O’Donnell has served in several capacities since joining the Company in February 1998, including as Vice President of Teaching and Learning from February 1998 to June 2002, as Senior Vice President of Operations from June 2002 to January 2006, as Executive Vice President of Operations from January 2006 to January 2007, and as Chief Operating Officer from January 2007 to September 2008. Mr. O’Donnell was promoted to the offices of President and Chief Executive Officer in September 2008. Prior to joining the Company, Mr. O’Donnell was Vice President of Product Development for Pencom International, a producer of training products for restaurant and hotel operators. From 1982 to 1987, Mr. O’Donnell was the operating partner in Premier Ventures, a high volume restaurant located in Denver, Colorado. Committee: Strategic Planning.

2008

Our Board believes that Mr. O’Donnell, as President and Chief Executive Officer, is the appropriate person to represent management on the Company’s Board of Directors given his position as the Company’s principal executive officer, his long tenure with the Company, which dates back to February 1998, and the numerous and varied positions within the Company in which he has served. In addition, Mr. O’Donnell brings a wealth of restaurant operating experience to the Board.

Name and Age of Director and Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

Dean A. Riesen Age 55

Dean A. Riesen has served as Chairman of the Company’s Board of Directors since August 2011 and has served as a director since March 2003. Mr. Riesen has been Managing Partner of Rimrock Capital Partners, LLC and Riesen & Company, LLC since 2001, both real estate investment entities. Riesen also served as a member of Meridian Bank, N.A.’s Board of Directors and Chairman of its Audit Committee from 2005-2009. Previously, Mr. Riesen served as Chief Financial Officer of Carlson Holdings, Inc. (parent of Carlson Companies, Inc. and T.G.I. Friday’s, Inc.) from 1999-2001. Mr. Riesen was also President & CEO of Tonkawa, Inc. from 1999-2001 and President, CEO, and General Partner of Carlson Real Estate Company from 1985-2001. Mr. Riesen served on Carlson Companies’ Investment Committee from 1989-1999. Mr. Riesen was a member of Thomas Cook Holdings LTD (U.K.) Board of Directors and a member of its Audit Committee. Mr. Riesen currently serves as a member of the Cornell College Board of Trustees, and on the Advisory Board of Services Group of America, Inc.

2003

In addition to serving in a variety of business related capacities, Mr. Riesen’s background in strategic business planning and his expertise in real estate matters specifically qualifies him to serve on the Company’s Board of Directors, where he can help develop and guide the Company’s strategic plans and assist the Board in overseeing the Company’s real estate related matters. In addition, because Mr. Riesen has acquired a breadth of knowledge and remains current on trends in corporate governance and compensation practices, he is a valuable resource to the Board serving as its Chairman. Mr. Riesen also brings a shareholder’s mentality to the Board given his ownership position in the Company.

Wallace B. Doolin Age 65

Wallace B. Doolin currently is the founder and CEO of Black Box Intelligence, a Dallas-based company that provides benchmarking information and analysis for public and private restaurant companies, and serves as Executive Chairman and CEO of ESP Systems a hospitality technology company. Additionally, Mr. Doolin serves as a member of the board of directors of Caribou Coffee Company, of Minneapolis and Share Our Strength, the leading organization to end childhood hunger. From November, 2004 through January, 2008, Mr. Doolin was Chairman, President and CEO of Buca, Inc., operators of the Buca di Beppo chain of restaurants. He served as CEO of La Madeleine Bakery Café and Bistro, a 64-restaurant chain based in Dallas, Texas from 2002 to 2004, and from 1994 to 2002 was CEO and President of Carlson Restaurants Worldwide, Inc., and TGI Friday’s Inc., a casual dining restaurant company. Mr. Doolin was a Senior Vice President and Executive Vice President of CRW and Friday’s from 1989 to 1993. From 1984 to 1986, Mr. Doolin served as President of Applebee’s, and from 1972 to 1989 he held senior leadership positions at W.R. Grace’s Restaurant Division, Flakey Jake’s, Inc., and Steak and Ale Restaurants. Mr. Doolin has received the IFMA Silver Plate and NRN Golden Chain awards; he is a board member emeritus of the National Restaurant Association, and a past chairman of its Education Foundation. Committees: Compensation (Chair); Strategic Planning (Chair); and Corporate Governance and Nominating.

2009

Name and Age of Director and Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

Mr. Doolin’s extensive experience operating large, national restaurant chains makes him particularly well-qualified to assist the Board of Directors in overseeing the Company’s restaurant operations. Having led the development and/or growth of several casual dining restaurant concepts, we believe that our Board will draw upon Mr. Doolin’s knowledge and expertise in the areas of real estate, franchising and human resources, the latter of which has made him a valued member of the Compensation Committee.

John Gilbert III Age 55

John Gilbert is the President and Chief Executive Officer of Vermont Teddy Bear, a pioneering ecommerce direct-to-consumer retailer, a position he has held since February, 2009. Prior to Vermont Teddy Bear, Mr. Gilbert had a 30 year career as a marketing leader in the retail and restaurant industries. He is a recognized expert on brand strategy, new product development and consumer advertising. He previously served as the Chief Marketing Officer for The TJX Companies, Inc. from January, 2007 to February, 2009, as Vice President of Marketing for Dunkin’ Brands, Inc. from September, 2003 to December, 2006, and as Chief Marketing Officer for Kentucky Fried Chicken. Mr. Gilbert also served as the senior marketing executive for Carlson Restaurants Worldwide, Inc. and General Cinema Corporation. Mr. Gilbert currently serves on the Board of Directors of IGNITE Restaurant Group, which owns Joe’s Crab Shack. Committees: Audit; Compensation; Strategic Planning.

2011

The Board of Directors believes that Mr. Gilbert’s deep experience in marketing and e-commerce, as well as with franchise companies and the restaurant industry, are an invaluable resource to the Company and qualify him to serve as a member of its Board of Directors.

Lisa A. Kro Age 46

Lisa A. Kro is a founding partner of Mill City Capital, L.P. where she is the Chief Financial Officer and Managing Director. From September, 2004 to March 2010, Ms. Kro was the Chief Financial Officer and a Managing Director of Goldner Hawn Johnson and Morrison Incorporated. Prior to joining Goldner Hawn she was at KPMG LLP, an international public accounting firm from 1987-2004, where she ultimately became an audit partner. Ms. Kro also serves on the boards of Herman Miller Inc., a public company, and Specialty Commodities, Inc., and Wholesale Produce Supply, both privately held companies. Committees: Audit (Chair); Compensation and Corporate Governance and Nominating.

2009

Name and Age of Director and Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

Serving as an audit partner for a “Big 4” accounting firm and more recently as the principal financial and accounting officer for a private equity firm qualifies Ms. Kro to serve on the Company’s Board of Directors and its Audit Committee as an “audit committee financial expert.” With her education, background and experience, she is particularly qualified to assist the Board in overseeing the Company’s financial and accounting functions and evaluating the Company’s internal controls over financial reporting. In addition, in light of her position and experience at Mill City Capital and Goldner Hawn, Ms. Kro brings the perspective of a professional institutional shareholder to Board discussions, which we believe adds a strategic resource to a Board seeking to maximize shareholder value. Ms. Kro’s interaction with institutional portfolio companies also provides insight to the Board on matters affecting capital markets and on corporate governance and compensation trends.

Richard L. Monfort Age 57

From 1991 to 1995, Richard L. Monfort served as Group Vice President and Chief Executive Officer of ConAgra Red Meats division, which had approximately $8 billion in annual pork and beef sales. From September 1995 to the present, Mr. Monfort has been engaged in the management of various private business and investment interests, including acting as managing partner of the Hyatt Grand Champions Hotel in Palm Springs, California, and being an owner of the Hilltop Steakhouse in Boston, Massachusetts and a partner in the Montera Cattle Company. Since 1997, Mr. Monfort has been an owner and executive officer of the Colorado Rockies, a professional baseball team, where he currently serves as Chairman and Chief Executive Officer. Committees: Corporate Governance and Nominating (Chair) Audit and Strategic Planning.

1996

In addition to his general business acumen and business and investment management experience, including in the hospitality and restaurant industries, Mr. Monfort’s experience with the pork and beef markets uniquely qualifies him to serve on the Company’s Board of Directors. His additional experience as a private equity investor, coupled with his ownership position in the Company, provides the Board with a strategic focus on maximizing shareholder value.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Certain statements contained in this Proxy Statement include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements in this Proxy Statement are based on information currently available to us as of the date to which this Proxy Statement pertains, and we assume no obligation to update any forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may include, among others, those factors listed in Item 1A of our most recent Annual Report on Form 10-K, and elsewhere in our Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission. The following discussion should be read in conjunction with “Selected Financial Data” (Item 6 of our Annual Report on Form 10-K) and our financial statements and related footnotes appearing elsewhere in our Annual Report on Form 10-K.

Overview

We operated 187 Famous Dave’s restaurants in 37 states as of January 1, 2012, including 54 company-owned restaurants and 133 franchise-operated restaurants, with an additional 63 franchise restaurants in various stages of development. As of the same date, we employed approximately 3,315 employees, who we refer to as our “team members,” of which approximately 325 were full-time. Seven executives participated in the Company’s executive compensation plans in fiscal 2011; however, only our Chief Executive Officer and Chief Financial Officer are considered “named executive officers” for purposes of the compensation tables appearing elsewhere in this Proxy Statement.

General Compensation Philosophy

The Compensation Committee of the Board of Directors has direct oversight and responsibility for the Company’s executive compensation policies and programs. The Company’s executive compensation policies and programs are designed to provide:

•	competitive levels of compensation that integrate with the Company’s annual objectives and long-term goals;

•	long-term incentives that are aligned with shareholder interests;

•	a reward system for above-average performance;

•	recognition for individual initiative and achievements; and

•	a means for the Company to attract and retain qualified executives.

To that end, it is the view of the Compensation Committee that the total compensation program for executives should consist of the following three elements, all determined by individual and corporate performance:

•	Base salary compensation;

•	Annual incentive compensation (bonus); and

•	Stock incentive awards (Performance Shares and Restricted Stock Units).

In addition to the compensation program elements listed above, we have established a Deferred Stock Unit Plan and a Non-Qualified Deferred Compensation Plan in which our executives are entitled to participate. The Compensation Committee believes that the availability of these plans, each of which are discussed below, adds to the attractiveness of the Company’s overall compensation program and positively impacts the Company’s ability to hire and retain qualified executives.

The Compensation Committee approves, on an annual basis, the competitiveness of our overall executive compensation programs, including the appropriate mix between cash and non-cash compensation as well as annual and long-term incentives. Compensation tally sheets for the Named Executive Officers are prepared and reviewed by the Compensation Committee annually. By affixing dollar amounts to all components of the Named Executive Officers’ compensation, including salary, bonus, outstanding equity awards, and performance share grants, tally sheets assist the Compensation Committee in understanding the impact of disparate compensation decisions and are a useful tool to quickly identify potential issues with pay programs.

As set forth in its written charter, the Compensation Committee has access to resources it deems necessary or desirable to accomplish its responsibilities, including the sole authority to retain (with funding provided by the Company) independent experts in the field of executive compensation. The Compensation Committee has the sole authority to retain and to terminate such independent compensation experts, and to approve the fees and other retention terms. During fiscal 2009, 2010 and 2011, the Compensation Committee primarily relied upon internal Company resources to generate information on which to benchmark the Company’s compensation practices and engaged Towers Watson and its predecessor, Towers Perrin, respectively, to validate such information prior to making compensation determinations. The methodology used by the Company included but was not limited to analyses of salary survey data and peer company proxy data.

Annual Compensation Plans

The Compensation Committee evaluates the Company’s executive compensation structure for our executives on an annual basis to ensure that we are providing a competitive compensation structure. Additionally, the Compensation Committee ensures that our programs continue to be consistent with established policies.

It is currently our objective to compensate our executives through a combination of salary and bonus eligibility within the mid-point to third quartile of the market for similar positions within companies of comparable size, growth and profitability both within and outside of our industry. In replacing several executive positions during fiscal 2008 and 2009, we found this objective to be generally consistent with the market for new executive hires. The Compensation Committee continues to evaluate this position in order to remain competitive from a compensation perspective, and will make changes to our compensation programs that it deems desirable and in the best interests of the Company from time to time.

Our Chief Executive Officer does not have direct involvement in the determination of his own compensation, the determination and structure of which is the sole responsibility of the Compensation Committee. However, our Chief Executive Officer provides input to the Compensation Committee regarding executive compensation and participated in the ultimate determination of compensation for the Company’s other executives, as was the case for decisions related to compensation for our Chief Financial Officer for fiscal 2009, 2010, 2011 and 2012.

Base Salary Compensation

Base salary compensation is determined by the potential impact each position has on the Company, the skills and experiences required by the position, the performance and potential of the incumbent in the position, and competitive market information.

Incentive Compensation

The Compensation Committee believes strongly that the Company’s executive compensation arrangements should closely align the interests of management with the interests of our shareholders. With that in mind, the Compensation Committee has established annual incentive compensation (bonus) plans and performance share programs (discussed below) that reward executives based on the Company achieving pre-determined earnings per share targets. With respect to the annual incentive compensation (bonus) plans, actual payouts to executives are determined by the extent to which these earnings per share targets are achieved for the applicable year. With respect to performance share programs, actual payouts are determined by the extent to which the cumulative total of earnings per share targets are achieved over a three year performance period. The Compensation Committee believes that “incentive” compensation should represent an inducement for performance that meets or exceeds challenging targets. This belief is evidenced by the fact that management’s annual bonus and/or performance share payouts over the past three years have ranged from 70% to 121% of Board of Director established targets. Actual percentage payout of annual bonus and/or performance shares over the last three years is set forth below in this Compensation Discussion and Analysis. The Board of Directors intends to challenge the Company’s management by continuing to set aggressive, yet achievable, targets that also provide an appropriate return for the Company’s shareholders.

Annual Incentive Compensation (Bonus) Plan

Under the Company’s Annual Incentive Compensation (Bonus) Plan, target annual incentive compensation is calculated for each executive as a percentage of his or her annual salary, and the applicable percentage is based on competitive market information for similar positions and experience. The target incentive compensation as a percentage of annual base salary is 100% for Mr. O’Donnell and 75% for Ms. Purcel, who serve as President and Chief Executive Officer, and Chief Financial Officer, respectively. The Compensation Committee utilized external survey data in determining target annual incentive compensation for fiscal 2009, 2010 and 2011. The published survey data considered by the Compensation Committee for fiscal 2011 came from four sources:

Hay Information Services Chain Restaurant Compensation Survey, HCE Chain Restaurant Compensation and Select Restaurant Custom Surveys, Towers Watson’s Industry Report on Top Management Compensation, and People Report’s Corporate Compensation and Benefits Survey. The 11 publicly traded peer companies that were included in the Compensation Committee’s analysis for fiscal 2011 are listed below:

• Ark Restaurants Corp.	• Caribou Coffee Company Inc.	• P.F. Chang’s China Bistro Inc.

• BJ’s restaurants Inc.	• The Cheesecake Factory Inc.	• Red Robin

• Buffalo Wild Wings, Inc.	• J. Alexander’s Corp.	• Texas Roadhouse

• California Pizza Kitchen Inc.	• O’Charley’s Inc.

The actual incentive compensation payouts are based on the Company achieving earnings per share (EPS) targets established by the Company’s Board of Directors, and are calculated using linear scales representing a payout of between 50% and 100% of the amount of executives’ target annual incentives based on the Company achieving between 80% and 100% of the EPS target, and representing a payout of between 100% and 200% of the amount of executives’ target annual incentives based on the Company achieving between 100% and 150% of the EPS target, as illustrated below:

Payout as Percent of Target		% of EPS Target Achieved

200%	Maximum	150%
100%	Target	100%
50%	Minimum	80%

For fiscal 2011, the minimum threshold EPS required to be achieved prior to paying out any annual incentive compensation was 80% of the target EPS amount. For 2012, the minimum threshold EPS required to be achieved prior to paying out annual incentive compensation will be the actual EPS achieved during fiscal 2011. The Compensation Committee maintains the ability to make adjustments to the actual EPS calculations based on impairments, non-recurring events or otherwise when it deems it to be appropriate. The Compensation Committee routinely reviews the structure of its annual incentive compensation (bonus) plan in an attempt to ensure that incentives remain aligned with the Company’s current goals, and makes revisions to the plan when it deems appropriate. The change for fiscal 2012 was made based on the Compensation Committee’s desire to reward executives under the annual incentive compensation (bonus) plan only to the extent that Company performance, measured in EPS, exceeds the prior year’s performance.

Annual EPS targets are established by the Company’s Board of Directors and are intended to represent goals on which to base additional compensation for meeting those targets. The annual EPS targets take into account the macroeconomic environment, the industry in which the Company competes, the Company’s growth objectives, the life cycle of the Company, and the determination of an adequate return to shareholders given the before-mentioned factors. Payouts at 100% of target amounts are expected to be realized approximately 30% of the time over a ten year period, while payouts at 200% of target amounts are expected to be realized 10% of the time over a ten year period. Annual EPS target amounts for fiscal 2009, 2010 and 2011, the percentage of those target amounts achieved and the actual payouts as a percentage of target amounts, are set forth below (note: the percentage of EPS target achieved by the Company in 2010 excludes a $0.15 non-cash gain related to the acquisition of seven restaurants in New York and New Jersey):

Year	EPS Target	% of EPS Target Achieved	Actual Payout as Percent of Target Payout

2009	$0.56	110.7%	121.4%

2010	$0.66	101.5%	103.0%

2011	$0.77	88.3%	70.0%

The table below, which sets forth potential and actual annual incentive compensation payouts for fiscal 2009, 2010 and 2011, illustrates how annual incentive compensation applies to the Company’s Named Executive Officers.

	Fiscal Year	Annual Salary	Annual Incentive Compensation as a Percent of Annual Salary	Potential Annual Incentive Compensation Payout			% of EPS Target Achieved	Actual Payout as Percent of Target Payout	Actual Incentive Compensation Payout
Name				80% of EPS Target	100% of EPS Target	150% of EPS Target

Christopher O’Donnell	2011	$375,000	100%	$187,500	$375,000	$750,000	88.3%	70.0%	$262,500
	2010	$350,000	100%	$175,000	$350,000	$700,000	101.5%	103.0%	$360,500
	2009	$300,000	100%	$150,000	$300,000	$600,000	110.7%	121.4%	$364,200

Diana G. Purcel	2011	$282,285	75%	$105,857	$211,714	$423,428	88.3%	70.0%	$148,200
	2010	$276,750	75%	$103,781	$207,563	$415,125	101.5%	103.0%	$213,789
	2009	$270,000	75%	$101,250	$202,500	$405,000	110.7%	121.4%	$245,835

In evaluating incentive compensation for fiscal 2012, the Compensation Committee considered published survey data from Hay Information Services Chain Restaurant Compensation Survey, HCE Chain Restaurant Compensation and Select Restaurant Custom Surveys, Towers Watson’s Industry Report on Top Management Compensation, and People Report’s Corporate Compensation and Benefits Survey. The 11 publicly traded peer companies that were included in the Compensation Committee’s analysis for fiscal 2012 are listed below:

• Ark Restaurants Corp.	• Caribou Coffee Company Inc.	• P.F. Chang’s China Bistro Inc.

• BJ’s restaurants Inc.	• The Cheesecake Factory Inc.	• Red Robin

• Buffalo Wild Wings, Inc.	• J. Alexander’s Corp.	• Texas Roadhouse

• California Pizza Kitchen Inc.	• O’Charley’s Inc.

Named executive officer annual incentive compensation as a percentage of annual salary for fiscal 2012 is set forth below, along with the potential annual incentive compensation payouts assuming the Company achieves 100% and 150% of its Annual EPS target. As set forth above, if the Company achieves less than 100% of its Annual EPS target but exceeds actual EPS achieved during fiscal 2011, named executive officers will be entitled to receive a percentage of their annual incentive compensation equal to the percent of the Annual EPS target achieved.

	Annual Salary	Annual Incentive Compensation as a Percent of Annual Salary	Potential Annual Incentive Compensation Payout
Name			100% of EPS Target	150% of EPS Target

Christopher O’Donnell	$400,000	100%	$400,000	$800,000

Diana G. Purcel	$288,637	75%	$216,478	$432,956

Stock Incentive Awards — Performance Shares

A key objective of our Compensation Committee is to align Company performance with shareholder expectations. In order to better align these objectives, the Compensation Committee primarily uses performance shares as a long-term incentive award for executives, including Named Executive Officers. The Compensation Committee believes that the use of performance shares as a long-term incentive award more closely aligns management’s objectives with that of its shareholders than do stock options, because performance shares are earned based on the Company achieving specific cumulative EPS goals over a three year period, rather than awards of stock options that merely vest with the passage of time.

As with annual incentive compensation, the Compensation Committee considered information pertaining to comparable organizations based on the published survey data and proxy data for the publicly traded peer companies mentioned above, in determining the fiscal 2009, 2010 and 2011 recommended grant of stock incentive awards to the Company’s executives. When determining the amount of a stock incentive grant to an executive for a particular year, the Compensation Committee does not take into account any gains realized during that year by the executive as a result of his or her individual decision to exercise an option granted in a previous year, previous grants of performance shares, or any gains realized by him or her upon the ultimate grant of shares underlying a stock performance grant. Such gains are excluded from the determination because the decision as to whether the value of exercisable stock options will be realized in any particular year is determined by each individual executive’s decision whether to exercise all or a portion of such stock options and not by the Compensation Committee.

To the extent earned after the applicable three year period, performance shares are paid in shares of the Company’s common stock. Therefore, the value realizable from performance shares is dependent upon the extent to which the Company’s performance is reflected in the market price of the Company’s common stock at any particular point in time.

The Compensation Committee will continue to evaluate the appropriate form for Company stock incentive awards and make changes to the form of such awards as it deems desirable and in the best interests of the Company from time to time.

Performance Share Programs

As of January 1, 2012, we had three performance share programs in progress, each with a three-year performance period (each a “Performance Share Program”): the 2009 Performance Share Program (which takes into account the Company’s financial performance during fiscal 2009-2011), the 2010 Performance Share Program (which takes into account the Company’s financial performance during fiscal 2010-2012), and the 2011 Performance Share Program (which takes into account the Company’s financial performance during fiscal 2011-2013). Under each Performance Share Program, the Company has granted recipients the right to receive a specified number of shares of the Company’s common stock (“Performance Shares”) subject to the Company achieving a specified percentage of the cumulative total of the EPS goals for each of the fiscal years making up the three-year performance period (the “Cumulative EPS Goal”). The specified number of Performance Shares granted to each executive under a particular Performance Share Program is a function of the value of target long-term compensation established by the Compensation Committee for that executive (which reflects a percentage of the executive’s annual base salary) and the stock price on the date that the Performance Share Program is approved by the Compensation Committee. The Compensation Committee determines the EPS goal for each fiscal year and the actual EPS for each fiscal year is based on the earnings per diluted share amount for that fiscal year as set forth in the audited financial statements filed with the Company’s Annual Report on Form 10-K. The determination as to the number of Performance Shares to be received, if any, is determined after the Company files its Annual Report on Form 10-K for the last fiscal year of the applicable three-year performance period and the Performance Shares are issued following such filing if the applicable specified percentage of the Cumulative EPS Goal is achieved. The Compensation Committee reserves the ability to make adjustments to the actual EPS calculations based on impairments, non-recurring events or otherwise when it deems it to be appropriate and, in 2010 adjusted actual EPS to exclude the impact of a $0.15 non-cash gain related to the acquisition of seven restaurants in New York and New Jersey. The Performance Share grants for each recipient are contingent on the recipient remaining an employee of the Company until the filing of the Annual Report on Form 10-K for the applicable fiscal year. The EPS goals utilized for the determination of performance shares are the same measurement as the EPS targets discussed above in Annual Incentive Compensation.

For the 2010 and 2011 Performance Share Programs currently in progress, if the Company achieves at least 80% of the Cumulative EPS Goal, then each recipient will be entitled to receive a percentage of the “Target” number of Performance Shares granted that is equal to the percentage of the Cumulative EPS Goal achieved, up to 100%. The maximum share payout a recipient will be entitled to receive under the 2010 and the 2011 programs is 100% of the “Target” number of Performance Shares granted if the Cumulative EPS Goal is met.

Based on the actual, cumulative 2009 Performance Share Program results, recipients earned 99.0% of the Performance Shares originally granted under this program. The Company has achieved 94.4% of the cumulative total of the EPS goals through the first two years of the 2010 Performance Share Program and 88.3% for the first year of the 2011 Performance Share Program. Information regarding the Target Performance Share grants for the Named Executive Officers under the 2009, 2010 and 2011 Performance Share Programs, along with the number of shares earned under the 2009 Performance Share Program, is illustrated below:

Name	Performance Share Program	Target Performance Shares Granted	% of Cumulative EPS Goal Achieved		Performance Shares Issued(1)
Christopher O’Donnell	2009 Performance Share Program	81,200	99.0%	(2)	80,379
	2010 Performance Share Program	58,100	94.4%	(3)	—
	2011 Performance Share Program	41,200	88.3%	(4)	—

Diana G. Purcel	2009 Performance Share Program	52,800	99.0%	(2)	52,266
	2010 Performance Share Program	34,500	94.4%	(3)	—
	2011 Performance Share Program	23,200	88.3%	(4)	—

(1)	Represents the gross number of Performance Shares earned by the recipient prior to any forfeiture election for purposes of satisfying tax withholding obligations.

(2)	Represents percentage of Cumulative EPS Goal achieved throughout the entire three year performance period.

(3)

Represents percentage of Cumulative EPS Goal achieved through the first two years of the three year performance period. Maximum payout under the 2010 Performance Share Program is 100% of the “Target” shares granted.

(4)

Represents percentage of Cumulative EPS Goal achieved through the first year of the three year performance period. Maximum payout under the 2011 Performance Share Program is 100% of the “Target” shares granted.

The Compensation Committee elected to change the terms of the Performance Share Program for the fiscal 2012-2014 timeframe. As revised, the participants’ rights to receive Performance Shares will be contingent on the Company achieving cumulative earnings per share for fiscal 2012, 2013 and 2014 equal to at least the amounts achieved by the Company during fiscal 2011, 2012 and 2013 (as adjusted by the Compensation Committee, if applicable). If the Company achieves this threshold, then participants will be entitled to receive a percentage of their “Target” number of Performance Shares equal to the percentage of the Cumulative EPS Goal achieved by the Company, up to 100%. If the Company achieves more than 100% of the Cumulative EPS Goal, then participants will be entitled to receive 100% of their “Target” number of Performance Shares, plus an additional percentage equal to twice the incremental percentage increase in the Cumulative EPS Goal achieved over 100% (e.g., if the Company achieves 103% of the Cumulative EPS Goal, then participants will be entitled to receive 106% of their “Target” number of Performance Shares); provided that the maximum payout under the 2012 Performance Share Program is capped at 110% of the “Target” number of Performance Shares.

Restricted Stock Units

In limited circumstances, the Compensation Committee has elected to supplement stock incentive awards in the form of performance shares with grants of restricted stock units. Restricted stock units are units that evidence the right to receive shares of common stock at a future date, subject to restrictions that may be imposed by the Compensation Committee. The Company’s grants of restricted stock units have been subject to vesting restrictions and vest in three equal annual installments on the three, four and five-year anniversaries of the grant date provided that the recipient remains employed by the Company through the applicable vesting date, and vest in their entirety upon a “change of control.” To the extent vested, the recipient has the right to receive shares comprising the units upon the termination of their employment with the Company. The Compensation

Committee elected to make grants of 50,000 and 25,000 restricted stock units, respectively, to Mr. O’Donnell and Ms. Purcel in September 2008 for retention purposes. The Company did not make grants of restricted stock units during fiscal 2009, 2010 or 2011, and the Compensation Committee does not view restricted stock units as a material component of the Company’s executive compensation programs.

Deferred Stock Unit Plan

We maintain an Executive Elective Deferred Stock Unit Plan (the “Deferred Stock Unit Plan”), in which executives can elect to defer all or part of their annual incentive compensation or commissions, or their receipt of any compensation in the form of stock grants under the Company’s equity incentive plans or otherwise, for a specified period of time. During 2009, 2010 and 2011, no executives have elected to defer annual incentive compensation or commissions under the Deferred Stock Unit Plan. To the extent elections are made, the amount of compensation that is deferred is converted into a number of stock units, as determined by the share price of our common stock on the effective date of the election. These units are converted back into a cash amount at the expiration of the deferral period based on the share price of our common stock on the expiration date and paid to the executive in cash in accordance with the payout terms of the plan. Accordingly, we recognize compensation expense throughout the deferral period to the extent that the share price of our common stock increases, and reduce compensation expense throughout the deferral period to the extent that the share price of our common stock decreases.

Deferred Compensation Plan

We maintain a Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) in which employees who are at the “director” level and above are eligible to participate. Participants must complete a deferral election each year and submit it to the Company, prior to the beginning of the fiscal year for which the compensation pertains, indicating the level of compensation (salary, bonus and commissions) they wish to have deferred for the coming year. This deferral election is irrevocable except to the extent permitted by the Deferred Compensation Plan’s administrator, and the applicable regulations promulgated by the Internal Revenue Service. For fiscal 2009, 2010 and 2011, the Company matched 25.0%, of the first 4.0% contributed by participants and paid declared interest rates of 6.0% on balances contributed during fiscal 2009, 2010 and 2011. For fiscal 2012, the Company will again match 25% of the first 4.0% contributed by participants and will pay a declared interest rate of 6.0% on contributions. The Board of Directors administers the Deferred Compensation Plan and can change the Company match, interest rate or any other aspects of the plan at any time.

Deferral periods are defined as the earlier of termination of employment or not less than three calendar years following the end of the applicable Deferred Compensation Plan Year. Extensions of the deferral period for a minimum of five years are allowed, provided the election is made at least one year before the first payment affected by the change. Payments can be in a lump sum or in equal payments over a two-, five- or ten-year period, plus interest from the commencement date.

The Deferred Compensation Plan assets are kept in an unsecured account that has no trust fund. In the event of bankruptcy, any future payments would have no greater rights than that of an unsecured general creditor of the Company and they confer no legal rights for interest or claim on any assets of the Company. Benefits provided by the Deferred Compensation Plan are not insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”), because the pension insurance provisions of ERISA do not apply to the Deferred Compensation Plan.

For the plan year ended December 31, 2011, Named Executive Officers contributed $11,283 to the Plan and the Company provided matching funds and interest of $9,917.

Clawback Protective Provisions

We believe that our executives are held accountable to comply with our high ethical standards. In that regard, our annual incentive compensation plan and the agreements governing grants under our performance share programs include what is commonly referred to as a clawback provision. Under these provisions, the Board may, in its discretion and to the extent permitted by law, require executive recipients of awards to forfeit or repay compensation received following a restatement of the Company’s financial statements that the Board determines would not have been received had such financial statements been initially filed as restated. Although first inserted into the agreement governing grants under the 2010 Performance Share Program, the clawback provisions also apply to grants under the 2009 Performance Share Program, payment under which resulted or will result in part from the Company’s performance during past, current and/or future periods.

Stock Ownership Expectations

In accordance with the desire to better align the long-term objectives of our executives and Board of Directors with our shareholders, our Board of Directors has adopted minimum stock ownership guidelines that set forth the levels of ownership expected of Board members and top executives of the Company. Board members are expected to own shares of our common stock equal in value to at least three times their annual Board of Directors compensation. Our Chief Executive Officer is expected to own shares of our common stock and vested options equal in value to at least four times his annual salary, while our Chief Financial Officer is expected to own shares of our common stock and vested options equal in value to at least two times her annual salary. Other Vice Presidents are expected to own shares of our common stock and vested options equal in value to at least their respective annual salaries. For purposes of determining compliance with the minimum stock ownership guidelines, share ownership is defined to include stock owned directly by the director or executive and vested stock options. The determination does not include Performance Shares until those shares are actually earned and issued. The Board of Directors acknowledges that the value of directors’ and executives’ share ownership will fluctuate based on the market price of our stock and, therefore, deficiencies in share ownership levels may exist from time to time. Shares owned directly by directors and executives in compliance with the minimum ownership guidelines represent investments in our common stock. Therefore, gains or losses resulting from appreciation or depreciation of these shares are not taken into account when calculating compensation amounts reported in this Proxy Statement.

Other Benefits

We provide additional benefit plans to employees, including the Named Executive Officers, such as medical, dental, life insurance and disability coverage, flex benefit accounts, 401(k) plan, an employee assistance program and an employee stock purchase plan. We also provide vacation and other paid holidays to employees, including the Named Executive Officers, which are comparable to those provided at other companies of comparable size.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual cash incentive compensation, stock option awards and awards of Performance Shares generally are performance-based compensation meeting those requirements and, as such, are fully deductible.

Employment Agreements and Employment Arrangements

Employment Arrangement with Christopher O’Donnell

Christopher O’Donnell, the Company’s President and Chief Executive Officer, has an employment arrangement with the Company pursuant to which, during fiscal 2009, he received an annualized salary of $300,000, was eligible for a bonus of up to 100% of his base salary, and received medical, dental and other customary benefits. Effective January 3, 2010, Mr. O’Donnell’s annualized base salary was increased to $350,000, and was further increased to $375,000 and $400,000 effective January 2, 2011 and January 1, 2012, respectively. Mr. O’Donnell also has a severance agreement which entitles him to receive severance pay for a period of twelve months (subject to mitigation if he commences employment with another employer) if his employment is terminated without “cause”, or if his employment terminates for any reason or no reason (including his voluntary resignation) within six months following a “change of control.”

Employment Arrangement with Diana G. Purcel

Diana G. Purcel, the Company’s Chief Financial Officer and Secretary, has an employment arrangement with the Company pursuant to which, during fiscal 2009, she received an annualized salary of $270,000, was eligible for a bonus of up to 75% of her base salary, and received medical, dental and other customary benefits. Effective January 3, 2010, Ms. Purcel’s annualized salary was increased to $276,750 and was further increased to $282,285 effective January 2, 2011, and $288,637 effective January 1, 2012.

Severance Agreements

Mr. O’Donnell and Ms. Purcel each have a severance agreement with the Company which entitles him or her to receive severance pay for a period of twelve months (subject to mitigation if he or she commences employment with another employer) if their respective employment is terminated without “cause”, or is terminated for any reason or no reason (including her voluntary resignation) within six months following a “change of control.” Under these agreements, the term “cause” includes the following events: (i) employee’s dishonesty involving or affecting the Company, or any misappropriation of the funds or property of the Company; (ii) employee’s conviction of a crime that constitutes a felony, a misdemeanor involving moral turpitude or criminal conduct which has, or could reasonably be expected to have, an adverse effect on the Company, its business, reputation or interests; (iii) breach of any written agreement between the employee and the Company or to which the Company and the employee are parties, or a breach by the employee of any fiduciary duty or responsibility to the Company; (iv) employee’s refusal to follow the reasonably assigned duties or comply with the policies and directives of the Company if not cured within 30 days following written notice by the Company; (v) the misconduct, failure or negligence of the employee in the performance of his or her duties if not cured within 30 days following written notice by the Company; or (vi) the use of alcohol or drugs which interferes with the performance of the employee’s obligations or duties of employment, or any use of illegal drugs. A “change of control” under the severance agreements includes the occurrence of the following events: (A) any person or group of persons becoming the beneficial owner of 35% or more of any equity security of the Company entitled to vote for the election of directors; (B) a majority of the members of the Company’s Board of Directors being replaced within the period of less than two years by directors not nominated and approved by the Board of Directors; or (C) the shareholders of the Company approving an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets or to merge or consolidate with or into another corporation except for a merger whereby the stockholders of the Company prior to the merger own more than 50% of the equity securities entitled to vote for the election of directors of the surviving corporation immediately following the merger.

EXECUTIVE COMPENSATION

The following summary compensation table reflects cash and non-cash compensation for the 2009, 2010 and 2011 fiscal years awarded to or earned by (i) each individual serving as the Principal Executive Officer and the Principal Financial Officer of the Company during the fiscal year ended January 1, 2012; and (ii) each individual that served as an executive officer of the Company at the end of such fiscal year who received in excess of $100,000 in salary and bonus during such fiscal year (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total ($)
Christopher O’Donnell(1) President and Chief Executive Officer	2011	$375,000	—	$458,556	$262,500	—	—	$1,096,056
	2010	$350,000	—	$346,276	$360,500	—	—	$1,056,776
	2009	$300,000	—	$223,300	$364,200	—	—	$887,500

Diana G. Purcel(1) Chief Financial Officer and Secretary	2011	$282,285	—	$258,216	$148,200	$3,723	—	$692,424
	2010	$276,750	—	$205,620	$213,789	$2,718	—	$698,877
	2009	$270,000	—	$145,200	$245,835	$1,793	—	$662,828

(1)

Descriptions of the Company’s employment arrangements with Mr. O’Donnell and Ms. Purcel, including severance and change of control arrangements, are included in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.”

(2)

Amounts shown reflect the aggregate grant date fair value for stock awards granted under the Company’s Performance Share Program that commenced during the applicable year, computed in accordance with FASB ASC Topic 718. The Company calculates fair value by multiplying the closing stock price on the date of grant by the target number of shares granted under the award, typically the first business day of the fiscal year. The Company calculates the target number of shares granted under an award based on the closing stock price in effect on the earlier date that the Compensation Committee approves the stock awards granted, typically in early November of the prior fiscal year. See “Grants of Plan-Based Stock Awards” below for details regarding stock awards granted under the 2011 Performance Share Program. Descriptions of the Company’s Performance Share Program are included in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.”

(3)

Amounts shown were earned under the Company’s 2009, 2010 and 2011 Annual Incentive Compensation (Bonus) Plans. Description of these Annual Incentive Compensation (Bonus) Plans are included in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.” The ranges of eligible payouts under the 2011 Annual Incentive (Bonus) Plan are reflected in the “Grants of Plan-Based Stock Awards” below.

(4)

The Company does not maintain a pension plan. Amounts shown were earned under the Company’s Non-qualified Deferred Compensation Plan and represent the difference between the interest rate earned during the applicable year (6.0% for 2009, 2010 and 2011) under that plan and 120% of the long-term applicable federal rate (4.93% in 2009, 4.18% in 2010 and 3.32% in 2011). A description of the Company’s Non-qualified Deferred Compensation Plan is included in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.”

Grants of Plan-Based Awards

The following table sets forth information with respect to each incentive award granted to the Named Executive Officers during the fiscal year ended January 1, 2012:

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(8)

		Estimated Future Payouts
		Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)(2)	($)(3)	($)(4)	(#)(5)	(#)(6)	(#)(7)
Christopher O’Donnell	1/3/11	187,500	375,000	750,000	—	—	—	—	—	—	—
Christopher O’Donnell	1/3/11	—	—	—	32,960	41,200	41,200	—	—	—	458,556
Diana G. Purcel	1/3/11	105,857	211,714	423,428	—	—	—	—	—	—	—
Diana G. Purcel	1/3/11	—	—	—	18,560	23,200	23,200	—	—	—	258,216

(1)

Represents potential payouts under the Company’s Annual Incentive Compensation (Bonus) Plan for fiscal 2011 depending on the extent to which the Company achieved the pre-determined earnings per share target. Subject to achieving an 80% threshold of the earnings per share target, the amount that can be earned ranges from 50% to 200% of the target payout amount. No amounts would have been payable under the 2011 Annual Incentive Compensation (Bonus) Plan if the Company achieved less than the 80% threshold. The actual amounts earned for fiscal 2011 are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(2)

Represents the “threshold” amount of cash incentive compensation to which the recipient was entitled to receive under the 2011 Annual Incentive Compensation (Bonus) Plan if the Company achieved 80% of the pre-determined 2011 earnings per share target.

(3)

Represents the “target” amount of cash incentive compensation to which the recipient was entitled to receive under the 2011 Annual Incentive Compensation (Bonus) Plan if the Company achieved 100% of the pre-determined 2011 earnings per share target.

(4)

Represents the “maximum” amount of cash incentive compensation to which the recipient was entitled to receive under the 2011 Annual Incentive Compensation (Bonus) Plan if the Company achieved 150% or more of the pre-determined 2011 earnings per share target.

(5)

Represents the “threshold” number of shares of common stock that the recipient is eligible to receive at the end of the three-year performance period under the 2011 Performance Share Program. If the Company achieves between 80% and 100% of the Cumulative EPS Goal, recipients will be entitled to a percentage of the “target” number of shares equal to the percentage of the Cumulative EPS Goal achieved.

(6)

Represents the “target” number of Performance Shares that the recipient will receive under the 2011 Performance Share Program at the end of the three-year performance period if 100% of the Cumulative EPS Goal over such period is achieved.

(7)

Represents the “maximum” number of Performance Shares that the recipient is eligible to receive at the end of the three-year performance period under the 2011 Performance Share Program. The maximum number of shares any participant can receive is identical to the “target” number under the 2011 Performance Share Program.

(8)	Amounts shown with respect to Performance Shares represent the value at the grant date based upon the probable outcome of conditions to which the ultimate grant of Performance Shares is subject.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers at January 1, 2012:

						Stock Awards
								Equity Incentive Plan		Equity Incentive Plan Awards: Market

	Option Awards
			Equity
			Incentive					Awards:		or Payout
			Plan					Number of		Value of
			Awards:				Market	Unearned		Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,		Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units or		Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other		Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights		Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have		That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested		Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)(3)	(#)(4)		($)(5)
Christopher O’Donnell	30,000	—	—	$6.60	07/19/2012	—	—	—		—
	20,000	—	—	$6.15	02/18/2014	—	—	—		—
	—	—	—	—	—	—	—	81,200	(1)	$836,360
	—	—	—	—	—	—	—	58,100	(2)	$598,430
								41,200	(3)	$424,360
	—	—	—	—	—	33,333	343,330	—		—
Diana G. Purcel	30,000	—	—	$5.05	11/18/2013	—	—	—		—
	20,000	—	—	$6.15	02/18/2014	—	—	—		—
	—	—	—	—	—	—	—	52,800	(1)	$543,840
	—	—	—	—	—	—	—	34,500	(2)	$355,350
								23,200	(3)	$238,960
	—	—	—	—	—	16,667	171,670	—		—

(1)	Awards granted under the Company’s 2009 Performance Share Program will vest, if earned, on the date the Company files its Annual Report on Form 10-K for fiscal 2011.

(2)	Awards granted under the Company’s 2010 Performance Share Program will vest, if earned, on the date the Company files its Annual Report on Form 10-K for fiscal 2012.

(3)	Awards granted under the Company’s 2011 Performance Share Program will vest, if earned, on the date the Company files its Annual Report on Form 10-K for fiscal 2013.

(4)

Represents the “target” number of shares of common stock that the recipient will receive at the end of the three-year performance period if 100% of the Cumulative EPS Goal over such period is achieved.

(5)	Market value calculations based on the Company’s closing stock price of $10.30 on December 30, 2011, the last trading day during the fiscal year ended January 1, 2012.

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options and each vesting of stock, including the earning and issuance of Performance Shares, during the fiscal year ended January 1, 2012 for each Named Executive Officer:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Christopher O’Donnell(2)	20,000	$122,450	—	—
Christopher O’Donnell(3)	—	—	16,667	$156,670
Christopher O’Donnell(4)	—	—	6,660	$64,469
Diana G. Purcel(3)	—	—	8,333	$78,330
Diana G. Purcel(4)	—	—	7,937	$76,830

(1)	Value realized was determined based on the difference between the option exercise price on the date of grant and the fair market value of the shares on the date exercised.

(2)

Shares issuable upon stock option exercised on January 31, 2011. The share amount is prior to the recipient’s forfeiture of 12,140 shares to cover the option exercise cost and satisfy tax withholding obligations.

(3)

Represents vesting of restricted stock units on September 11, 2011. Award values were determined based on the Company’s closing stock price of $9.40 on the vesting date. Pursuant to a restricted stock unit agreement, vested shares will be delivered to the holder upon the termination date of his or her employment with the Company.

(4)

Shares acquired were earned under the Company’s 2008 Performance Share Program on March 18, 2011, the date corresponding with the Company’s filing of its Annual Report on Form 10-K for fiscal 2010. The share amounts are prior to the recipient’s forfeiture of a portion of such shares to satisfy tax withholding obligations. The share amounts shown do not reflect the acquisition of 80,379 and 52,266 shares, respectively, earned by Mr. O’Donnell and Ms. Purcel under the Company’s 2009 Performance Share Program on March 16, 2012, the date corresponding with the Company’s filing of its Annual Report on Form 10-K for fiscal 2011. Award values under the Company’s 2008 Performance Share Program were determined based on the Company’s closing stock price of $9.68 on March 18, 2011, the date corresponding with the vesting date of the award.

Non-Qualified Deferred Compensation

The Company’s Non-Qualified Deferred Compensation Plan, which is described in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis,” is the only defined contribution or other plan of the Company that provides for the deferral of compensation on a basis that is tax-qualified. The following table sets forth information concerning each Named Executive Officer’s participation in this plan during the fiscal year ended January 1, 2012:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Christopher O’Donnell	$—	$—	$—	$—	$—
Diana G. Purcel	$11,283	$2,821	$7,096	$4,546	$111,066

Director Compensation

During 2011, non-employee Board members earned a cash retainer for their service on the Board. Directors earned a retainer of $25,000 for the four month period from January through April and $53,333 for the eight month period from May through December (or pro rata portion thereof for directors who did not serve for the entire year), except for Lisa A. Kro who earned an additional 10% of such amounts in recognition of the additional work associated with her service as the chairperson of the Company’s Audit Committee. The following table sets forth information concerning director compensation earned during the fiscal year ended January 1, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
K. Jeffrey Dahlberg(1)	$58,333	—		—	—	—	—	$58,333
Wallace B. Doolin	$78,333	—		—	—	—	—	$78,333
John Gilbert III(2)	$33,333	153,750	(3)	—	—	—	—	$187,083
Lisa A. Kro	$86,167	—		—	—	—	—	$86,167
Richard L. Monfort	$78,333	—		—	—	—	—	$78,333
Dean A. Riesen	$78,333	—		—	—	—	—	$78,333

(1)	Mr. Dahlberg resigned as a member of the Company’s Board of Directors on August 2, 2011.
(2)	Mr. Gilbert joined the Board of Directors on August 2, 2011.
(3)

Amounts shown reflect the aggregate grant date fair value of a 15,000 share restricted stock award granted on August 2, 2011 upon Mr. Gilbert’s appointment to the Board of Directors, computed in accordance with FASB ASC Topic 718. The restricted shares are subject to transfer and forfeiture restrictions that lapse in five equal annual installments commencing on the one year anniversary of the grant.

Executive Officers of the Company

Name and Title	Age	Principal Occupation, Business Experience for the Past Five Years and Directorships of Public Companies
Christopher O’Donnell	52	See “Election of Directors (Proposal One)” — above.
President and Chief Executive Officer
Diana G. Purcel Chief Financial Officer and Secretary	45

Ms. Purcel has served as Chief Financial Officer and Secretary of the Company since November 19, 2003. Prior to joining the Company, Ms. Purcel served as Vice President and Chief Financial Officer of Paper Warehouse, Inc., a publicly held chain of retail stores specializing in party supplies and paper goods, from 2002 until September 2003. While she was with Paper Warehouse, she also served as its Vice President, Controller and Chief Accounting Officer from 1999 to 2002. Over the course of her career, Ms. Purcel has held financial and accounting positions with Provell, Inc. (formerly Damark International, Inc.) and Target Corporation (formerly Dayton Hudson Corporation). Ms. Purcel is a certified public accountant who spent five years with the firm of Arthur Andersen in the late 1980s and early 1990s.

RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal Two)

The Board of Directors and management of the Company are committed to the quality, integrity and transparency of the Company’s financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of the Company’s Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year. A representative of Grant Thornton LLP is expected to attend this year’s Annual Meeting and be available to respond to appropriate questions from shareholders, and will have the opportunity to make a statement if he or she desires to do so.

If the shareholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Grant Thornton LLP by the shareholders, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Fees Billed to Company by Its Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and 401(k) audit services, tax services and other services rendered by Grant Thornton LLP during fiscal years 2011 and 2010:

	2011	2010
Audit Fees(1)	$190,000	$221,000
Audit-Related Fees(2)	15,000	14,000
Tax Fees(3)	5,000	6,000
All Other Fees(4)	—	—

Total Fees	$210,000	$241,000

(1)

Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption Audit Fees above, including the 401(k) audit.

(3)	Tax Fees consist of fees for tax compliance, tax advice, and tax planning.

(4)	All Other Fees typically consist of fees for permitted non-audit products and services provided.

The Audit Committee of the Board of Directors has reviewed the services provided by Grant Thornton LLP during fiscal year 2011 and the fees billed for such services. After consideration, the Audit Committee has determined that the receipt of these fees by Grant Thornton LLP is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with Grant Thornton LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The Company’s Audit Committee charter (a copy of which is available at the Company’s website at www.famousdaves.com) provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent registered public accounting firm under applicable rules and regulations must be pre-approved by the Audit Committee or by designated members of the Audit Committee, other than with respect to de minimus exceptions permitted under the Sarbanes-Oxley Act of 2002. During fiscal 2011, all services performed by Grant Thornton LLP were pre-approved in accordance with the Audit Committee charter.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of the audit, audit-related, tax, and other services expected to be performed by the independent registered public accounting firm in the following fiscal year is presented to the Audit Committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairperson of the Audit Committee. The Chairperson must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. In addition, the Audit Committee has granted pre-approval for the Chief Executive Officer and the Chief Financial Officer to spend up to $5,000 annually in additional permitted audit fees with Grant Thornton LLP, which authority and amount will be reviewed and approved annually.

OTHER MATTERS

Board of Directors and Committees

Board of Directors

The Company’s Board of Directors is currently comprised of six (6) members, each of whom is identified under Proposal One (“Election of Directors”) above. The following directors, constituting a majority of the Board, are “independent directors” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market’s Marketplace Rules: Wallace B. Doolin, John Gilbert, Lisa A. Kro, Richard L. Monfort and Dean A. Riesen. The Board of Directors held four formal meetings during fiscal 2011 and took action by written consent in lieu of a meeting on one occasion.

Currently, the Company has appointed an independent director, Dean A. Riesen, as Chairman of the Company’s Board of Directors, a position he has held since August 2011. The Board separates the Board chair function from that of the Chief Executive Officer, who serves as the Company’s principal executive officer, based on to a belief that separating these functions, and empowering an independent director to chair the Board meetings, will result in increased Board oversight of management activities.

The Company has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Strategic Planning Committee. During fiscal 2011, each member of the Board of Directors attended at least 75% of the Board meetings and meetings of committees to which they belong. Although the Company has no formal policy regarding directors’ attendance at the Company’s annual shareholders meetings, the Company encourages such attendance by members of the Board of Directors. Each director serving on the Board of Directors at the time of the Company’s most recent Annual Meeting of shareholders, held May 3, 2011, was in attendance at that meeting.

Below is a summary of the Company’s board committee structure and current membership information.

Audit Committee of the Board of Directors

The Company has established a three-member Audit Committee within the Board of Directors that currently consists of Chairperson Lisa A. Kro, John Gilbert III and Richard L. Monfort. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The charter reflects the Audit Committee’s increased responsibilities as a result of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ Stock Market corporate governance standards. As set forth in the charter, the primary responsibilities of the Audit Committee include: (i) serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (ii) reviewing and appraising the audit performed by the Company’s independent registered public accounting firm; and (iii) providing an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The charter also requires that the Audit Committee review and pre-approve the performance of all audit and non-audit accounting services to be performed by the Company’s independent registered public accounting firm, as well as tax work performed by the Company’s tax firm, other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002. In addition, the Audit Committee has been delegated the responsibility for risk oversight. In overseeing the Company’s risk management, the Audit Committee adheres to a detailed committee responsibilities calendar that addresses various risk-related matters. These matters include but are not limited to:

•	meeting with management and the Company’s independent registered public accountant in separate executive sessions;

•	interacting with management and the director of internal audit function;

•

considering and reviewing with the Company’s independent registered public accountant the Company’s assessment and any related attestation (including related reports) on internal control over financial reporting, the adequacy of such controls and recommendations for improvements;

•

inquiring of the Company’s Chief Financial Officer, Director of Internal Audit and the Company’s independent registered public accountant about significant risks or exposures, and any significant accounts that require management judgment;

•	reviewing the Company’s policies for risk assessment and risk management, and assess steps taken or to be taken to control such risk;

•	assessing the oversight and management of the information risks, including those related to Company Information Technology projects; and

•	overseeing the Company’s investment policies.

The Board of Directors has determined that at least one member of the Audit Committee, Lisa A. Kro, qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee is an “independent director,” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market’s Marketplace Rules, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting. The Audit Committee held four formal meetings and three informal quarterly telephonic meetings during fiscal 2011.

Compensation Committee of the Board of Directors

The Company has established a Compensation Committee within the Board of Directors that currently consists of Chairperson Wallace B. Doolin, John Gilbert and Lisa A. Kro. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The Compensation Committee reviews the Company’s remuneration policies and practices, makes recommendations to the full Board in connection with all compensation matters affecting the Company and administers the Company’s incentive compensation plans. The Compensation Committee held three meetings during fiscal 2011. The Compensation Committee’s policies and procedures for the consideration and determination of executive compensation are set forth in this Proxy Statement under the heading “Executive Compensation – Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee of the Board of Directors

The Company has established a Corporate Governance and Nominating Committee within the Board of Directors that consists of Chairperson Richard L. Monfort, Wallace B. Doolin and Lisa A. Kro, each of whom satisfies the independence requirements of the NASDAQ Stock Market rules. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.famousdaves.com. The primary role of the Corporate Governance and Nominating Committee is to consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board, including establishing criteria for Board membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board positions. The Corporate Governance and Nominating Committee also considers and advises the full Board on matters of corporate governance and monitors and recommends the functions of, and membership on, the various committees of the Board.

The Corporate Governance and Nominating Committee (or a subcommittee thereof) recruits and considers director candidates and presents all qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin, disability, marital or veteran status, or any other legally protected status.

In identifying and evaluating potential candidates to be nominees for directors, the Corporate Governance and Nominating Committee has the flexibility to consider such factors as it deems appropriate under relevant circumstances. These factors may include education, general business and industry experience, ability to act on behalf of shareholders and build long term shareholder value, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. Although the Corporate Governance and Nominating Committee does not have a policy with regard to the consideration of diversity in identifying director candidates, overall Board diversity of industry background and experience is generally among the factors considered. The Corporate Governance and Nominating Committee believes that a Board comprised of directors with diverse skills and experiences relevant to the Company’s industry will result in efficient and competent oversight of the Company’s various core competencies, which include restaurant operations, franchise operations, real estate, marketing and financial and accounting. As such, the Corporate Governance and Nominating Committee gives consideration to the interplay of a director candidate’s experience with that of other members of the Board of Directors.

If the Corporate Governance and Nominating Committee approves a candidate for further review following an initial screening, the Corporate Governance and Nominating Committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the Corporate Governance and Nominating Committee, along with the Company’s Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance and Nominating Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Corporate Governance and Nominating Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance and Nominating Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

The Corporate Governance and Nominating Committee will consider recommendations by shareholders of candidates for election to the Board of Directors. Any shareholder who wishes that the Corporate Governance and Nominating Committee consider a candidate must follow the procedures set forth in our By-laws. Under our By-laws, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director’s name in nomination by written request received at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s Annual Meeting. For our 2013 Annual Meeting, notices must be received not prior to November 23, 2012 and not later than January 22, 2013. See “Proposals of Shareholders” below. To enable the Corporate Governance and Nominating Committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	The name and address of the nominating shareholder and of the director candidate;

•

The consent of each nominee to being named in the proxy statement, if nominated by the Corporate Governance and Nominating Committee, as a nominee and to serve as a director of the Company if so elected;

•

All information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board;

•	the name and address, as they appear on the Corporation’s books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made;

•

The class and number of shares of stock of the Company owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;

•

A representation that the nominating shareholder is a holder of record of stock of the Company entitled to vote at the current year’s Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to nominate the person or persons named in the notice.

•

A description of any arrangements or understandings between the nominating shareholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the shareholder; and

•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board position.

The Corporate Governance and Nominating Committee held four meetings during fiscal 2011.

Strategic Planning Committee of the Board of Directors

The Company has established a Strategic Planning Committee within the Board of Directors which currently consists of Chairperson Wallace B. Doolin, John Gilbert, Richard L. Monfort and Christopher O’Donnell. The primary role of the Strategic Planning Committee is to consider the long-term strategic direction of the Company and make recommendations regarding the long-term strategic direction of the Company to the full Board of Directors. The members of the Strategic Planning Committee held discussions regarding the Company’s strategic direction in conjunction with the quarterly Board of Director’s meetings but did not meet in formal session during fiscal 2011.

Policies and Procedures for the Consideration and Determination of Director Compensation.

Each year, the Corporate Governance and Nominating Committee reviews the Board’s compensation in relation to other companies nationwide and recommends any changes in Board compensation to the full Board of Directors for approval. As needed, the Compensation Committee will also review and make recommendations to the Board. The Compensation Committee also approves any grants of equity incentives to directors under the Company’s equity incentive plans.

Corporate Governance, Ethics and Business Conduct

The Company’s Board of Directors firmly believes that the commitment to sound corporate governance practices is essential to obtaining and retaining the trust of investors, team members, guests and suppliers. The Company’s corporate governance practices reflect the requirements of applicable securities laws, including the Sarbanes-Oxley Act of 2002, the NASDAQ Stock Market listing requirements and the Company’s own vision of good governance practices. As part of its adherence to these corporate governance practices, the Company has adopted the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices.

The Company is committed to conducting business lawfully and ethically. All of its employees, including its Chief Executive Officer and other executives are required to act at all times with honesty and integrity. The Company’s Code of Ethics and Business Conduct covers areas of professional conduct, including workplace behavior, conflicts of interest, fair dealing with competitors, guests and vendors, the protection of Company assets, trading in Company securities and confidentiality, among others. The Code of Ethics and Business Conduct requires strict adherence to all laws and regulations applicable to our business and also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Code of Ethics and Business Conduct. In addition to the Code of Ethics and Business Conduct, the Company has adopted a separate Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer, and Key Financial and Accounting Management.

The full text of the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices, the Code of Ethics and Business Conduct and the Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Key Financial and Accounting Management are each available online at www.famousdaves.com (click on Investors, Corporate Governance, Code of Ethics and Business Conduct Policy, or Code of Ethics specific to CEO, CFO, and Key Financial & Accounting Management, as applicable).

Compensation Committee Interlocks and Insider Participation

Directors serving on the Compensation Committee during all or part of fiscal 2011 included Dean A. Riesen, Wallace B. Doolin and Richard L. Monfort. There are no relationships among these individuals, the members of the Board of Directors or executive officers of ours that require disclosure under Item 407(e)(4) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Ability of Shareholders to Communicate with the Company’s Board of Directors

The Company’s Board of Directors has established several means for shareholders and others to communicate with the Company’s Board of Directors. If a shareholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairperson of the Company’s Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairperson of the Corporate Governance and Nominating Committee in care of the Company’s Secretary at the Company’s headquarters address. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarters address. All shareholder communications will be sent to the applicable director(s).

Report of the Audit Committee

The Company’s management has primary responsibility for the Company’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting, internal controls, and audit functions.

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the last fiscal year and discussed them with management.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

LISA A. KRO, Chairperson

JOHN GILBERT III

RICHARD L. MONFORT

VOTING SECURITIES AND

PRINCIPAL HOLDERS THEREOF

The Company has one class of voting securities outstanding, Common Stock, $0.01 par value, of which 7,621,996 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director or director nominee, (iii) each Named Executive Officer identified in the Summary Compensation Table, and (iv) all Named Executive Officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota 55343, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage of Total
Christopher O’Donnell	114,830	(1)	1.49%
Diana G. Purcel	85,715	(2)	1.12%
Wallace B. Doolin	30,000		*
John Gilbert III	19,200		*
Lisa A. Kro	36,000		*
Richard L. Monfort	202,578	(3)	2.65%
Dean A. Riesen	155,000	(4)	2.02%
All Directors and Named Executive Officers as a group (7 people)	643,323	(5)	8.25%
Whitebox Advisors, LLC 3033 Excelsior Boulevard, Suite 300 Minneapolis, MN 55343	481,817	(6)	6.32%
JCP Investment Partnership, LP 1177 West Loop South, Suite 1650 Houston, TX 77027	412,633	(7)	5.41%
Bandera Partners LLC 50 Broad Street, Suite 1820 New York, NY 10004	748,939	(8)	9.83%

*	less than 1%

(1)	Includes 66,667 shares that Mr. O’Donnell has the right to acquire within 60 days.

(2)	Includes 2,000 shares held by Ms. Purcel in a self-directed IRA and 58,333 shares that Ms. Purcel has the right to acquire within 60 days.

(3)	Includes 10,000 shares that Mr. Monfort has the right to acquire within 60 days.

(4)	Includes 40,000 shares that Mr. Riesen has the right to acquire within 60 days.

(5)	Includes 175,000 shares that such individuals have the right to acquire within 60 days.

(6)

Based upon joint statements on Form 13G filed with the SEC on February 14, 2012. Whitebox Advisors, LLC, along with one or more of the following entities, beneficially owns and has shared power to vote and to dispose of an aggregate of 481,817 shares of the Company’s common stock: Whitebox Multi-Strategy Advisors, LLC, Whitebox Multi-Strategy Partners, L.P., Whitebox Multi-Strategy Fund, L.P., Whitebox Multi-Strategy Fund, Ltd., Whitebox L/S Equity Advisors, LLC, Whitebox L/S Equity Partners LP, Whitebox L/S Equity Fund LP, Whitebox L/S Equity Fund Ltd., and HFR RVA Combined Master Trust.

(7)

Based upon joint statements on Form 13D filed with the SEC on November 14, 2011. The shareholder, along with one or more of the following entities under common control, beneficially owns and has shared power to vote and to dispose of an aggregate of 412,633 shares of the Company’s common stock: JCP Investment Partners, LP; JCP Investment Holdings, LLC; JCP Investment Management, LLC; and James C. Pappas.

(8)

Based upon joint statements on Form 13G filed with the SEC on February 14, 2012. Includes 741,922 shares owned by Bandera Master Fund, L.P., over which Bandera Partners LLC, as investment manager, and each of the following individuals, as Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners LLC, share voting and dispositive power: Gregory Bylinsky; Jefferson Gramm; and Andrew Shpiz. Aslo includes 7,017 shares owned by Mr. Gramm, over which he has sole voting and dispositive power.

CERTAIN TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing policies and procedures with respect to related party transactions required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K (including transactions between the Company and its officers and directors, or affiliates of such officers or directors), and approving the terms and conditions of such related party transactions. We hosted our 2012 Annual Franchise Partner and Operations Conference in March 2012 at the Hyatt Grand Champions Hotel in Palm Springs, California (the “Hotel”). This conference, which we hold annually, gives us the opportunity to spend quality time with our franchise partners, operators and suppliers over the course of multiple days. During fiscal 2011, in conjunction with making arrangements for the conference, we agreed to guarantee payments to the Hotel of approximately $190,000 for accommodations and other hospitality products/services provided by the Hotel primarily to our third party partners, operators and suppliers. In addition, we paid approximately $11,000 for accommodations and other hospitality products/services provided by the Hotel in connection with a board of director’s meeting held at the Hotel in February 2011. Richard L. Monfort, a member of our Board of Directors, is the controlling equity holder and serves as Managing Partner of the Hotel. This arrangement was approved by our Audit Committee prior to the Company entering into such transaction based on a determination that the terms of the arrangement were at least as favorable to the Company as would have been received by other third party hospitality providers.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of Forms 3, 4 and 5 furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended January 1, 2012.

PROPOSALS OF SHAREHOLDERS

Shareholder proposals (other than director nominations) for consideration at our 2013 Annual Meeting must follow the procedures set forth in our By-Laws and in Rule 14a-8 under the Securities Exchange Act of 1934. Under our By-Laws, as amended, if a shareholder plans to propose an item of business to be considered at any

Annual Meeting, that shareholder is required to deliver notice of the proposal at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s Annual Meeting. For our 2013 Annual Meeting, notices must be received not prior to November 23, 2012 and not later than January 22, 2013. In order for a notice of a shareholder proposal to be considered at our 2013 Annual Meeting to be timely under Rule 14a-8 and be included in the proxy statement for that meeting, the proposal must be received by our Corporate Secretary at Famous Dave’s of America, Inc., 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota, 55343, by November 23, 2012.

If a shareholder plans to nominate a person as a director at an Annual Meeting, our By-laws require that the shareholder place a proposed director’s name in nomination by written request received at our principal executive offices not less than 60 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s Annual Meeting. For our 2013 Annual Meeting, notices must be received not prior to November 23, 2012 and not later than January 22, 2013.

Notices of shareholder proposals and shareholder nominations for directors must comply with the informational and other requirements set forth in our By-laws as well as applicable statutes and regulations. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose actions or nominate directors is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted by certified mail return receipt requested.

DISCRETIONARY PROXY VOTING AUTHORITY/

UNTIMELY SHAREHOLDER PROPOSALS

Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in the Company’s proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

With respect to the Company’s 2013 Annual Meeting, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by February 6, 2013, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they may be reimbursed by the Company for their expenses in doing so. Proxies may be solicited personally, by telephone, by telegram or by special letter.

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Diana G. Purcel
Chief Financial Officer and Secretary

FAMOUS DAVE’S OF AMERICA, INC. 12701 WHITEWATER DRIVE SUITE 200 MINNETONKA, MN 55343

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1. Election of Directors Nominees
01 Christopher O’Donnell 02 Dean A. Riesen 03 Wallace B. Doolin 04 John Gilbert III 05 Lisa A. Kro 06 Richard L. Monfort
The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
2. To ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as independent auditors of the Company for fiscal 2012.							☐	☐	☐
NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

FAMOUS DAVE’S OF AMERICA, INC.

Annual Meeting of Shareholders

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Christopher O’Donnell and Diana G. Purcel, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FAMOUS DAVE’S OF AMERICA, INC. (the “Company”), that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 PM, Central Time, on May 1, 2012, at the Company’s office at 12701 Whitewater Drive, Minnetonka, MN 55343, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 01, 2012

Meeting Information
FAMOUS DAVE’S OF AMERICA, INC.	Meeting Type: Annual Meeting
For holders as of: March 5, 2012
Date: May 01, 2012 Time: 3:00 PM CDT
FAMOUS DAVE’S OF AMERICA, INC. 12701 WHITEWATER DRIVE SUITE 200 MINNETONKA, MN 55343	Location: Company Office 12701 Whitewater Drive Minnetonka, MN 55343

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report         2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:          www.proxyvote.com

2) BY TELEPHONE:     1-800-579-1639

3) BY E-MAIL*:             sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 17, 2012 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items
The Board of Directors recommends you vote FOR the following:

  1.       Election of Directors:

            Nominees:

  01     Christopher O’Donnell         02     Dean A. Riesen         03     Wallace B. Doolin         04     John Gilbert III         05     Lisa A. Kro

  06     Richard L. Monfort

  The Board of Directors recommends you vote FOR the following proposal:

  2.     To ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as independent auditors of the Company for fiscal 2012.

  NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.